Exhibit 6.13

ADDENDUM TO SECURITIES LINE OF CREDIT AGREEMENT
(Non-Purpose Revolving Credit)

FIRST REPUBLIC BANK
It's a privilege to serve you®

January 25, 2022

Coyuchi, Inc.
1400 Tennessee Street
San Francisco, CA 94107
Attn: Eileen Mockus

Dear Eileen Mockus:

This Addendum to Securities Line of Credit Agreement (***"Addendum"***) hereby supersedes and replaces in its entirety that certain Addendum dated **March 26, 2019**. This Addendum along with your Securities Line of Credit Agreement, comprise the Loan Agreement by and between the undersigned and First Republic Bank (***"Lender"***). If any components of the Loan Agreement are inconsistent, this Addendum prevails. Capitalized terms not defined herein have the meanings given them in the Securities Line of Credit Agreement.

1. Your ***"Commitment Amount"*** is **$4,750,000.00**.

2. Your Loan may not be used to finance margin securities or to make payments on any other loan with Lender.

3. Your Loan will be advanced to you on or after the date you have satisfied all of Lender's conditions and requirements with respect to closing the Loan under the terms of the Loan Agreement. This is a revolving line of credit and any principal amounts paid may be re-borrowed.

4. Collateral Value Definitions:

(a) Eligible Securities. Securities listed in the first column of Exhibit A to the Addendum, or as hereafter amended.

(b) Loanable Value. The sum of the Market Value of all the Eligible Securities pledged as Collateral multiplied by the weighted average of the corresponding Advance Rates. (Refer to Exhibit A.)

(c) Market Value. Determined by Lender in its sole but reasonable discretion; generally, this is the closing market price from the prior day.

(d) Aggregate Loan Balance. The outstanding principal balance of this Loan plus the outstanding principal balance or obligations under any other credit obligations, if any, that are secured by the Collateral.

(e) Top Up Condition. When the Aggregate Loan Balance is greater than or equal to the Market Value of the Eligible Securities pledged as Collateral multiplied by the weighted average of the corresponding Top Up Rates.

(f) Sell Out Condition. When the Aggregate Loan Balance is greater than or equal to the Market Value of the Eligible Securities pledged as Collateral multiplied by the weighted average of the corresponding Sell Out Rates.

5. The maximum principal amount of your Loan which may be outstanding at any time is the lesser of: (i) the Commitment Amount above, (ii) the Loanable Value, or (iii) the Loanable Value available for this Loan should an Aggregate Loan Balance exist

6. The initial Advance Rates, Top Up Rates and Sell Out Rates applicable to the Collateral securing your Loan are shown on the attached Exhibit A. Whenever a Top Up Condition exists, your Loan balance must be reduced, or the Loanable Value increased, so that your Loan balance does not exceed the Loanable Value. Whenever a Sell Out Condition exists, Lender, in its sole discretion, may direct the sale of securities and pay down the Loan balance so that your Loan balance does not exceed the Loanable Value.

7. Your Loan matures on **January 15, 2023** ("Maturity Date"). Your Loan will automatically renew for one year unless we inform you to the contrary at least thirty (30) days prior to the Maturity Date. You may be asked to provide updated financial information as part of this process.

8. Your Loan will accrue interest at a variable rate based on the Index plus a spread of **1.750%** per annum, rounded up to the nearest one-eighth of one percent (.125%) resulting in an initial rate of **1.875%** (***"Interest Rate"***) per annum. However, your Loan is subject to a ***"Floor Rate"*** of **1.500%** per annum, so the Interest Rate on your Loan will never fall below the Floor Rate.

9. The ***"Index"*** or ***"12MAT Index"*** is defined as the average of the twelve most recently published monthly yields on United States Treasury securities adjusted to a constant maturity of one year as published by the Board of Governors of the Federal Reserve System in the Statistical Release H.15 (the "1 Year CMT"). Lender shall calculate the Index by adding the preceding twelve (12) published 1 Year CMT rates, dividing that total by twelve (12), and rounding the result of this division up to the nearest one-ten-thousandth of one percentage point (0.0001%). If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. The Interest Rate will be adjusted on the monthly Due Date based on changes to the 12MAT index. All Interest will be computed on the basis of a 365 day year for actual days elapsed.

10. All payments will be due on the **15th** of each month (***"Due Date"***). We will send you a payment notice approximately 2 weeks before each Due Date.

You will pay monthly payments of interest only on each Due Date.

Your final payment will be due on the Maturity Date and will be for all principal and accrued interest not yet paid.

11. All payments will be automatically debited from deposit account number **800-0365-5230** with First Republic Bank (***"Auto Debit Account"***) on the Due Date (or on the next Business Day if the Due Date is not a Business Day). If the authorization for this automatically debited payment is revoked by you or Account Holder or is terminated by Lender for cause, your Interest Rate will increase by **1.00%** per annum.

12. For purposes of the Loan Agreement, the term ***"Securities Intermediary"*** means the Securities Intermediary as identified below for each securities collateral account. Each Account Owner agrees that the Securities Intermediary may change the name of each Account Owner's Securities Account to add a suffix to the existing account name, which identifies the account as being pledged.

13. Your Loan will be secured by the Collateral, including the following accounts and any replacement accounts:

"Securities Account" with the Securities Intermediary

Account Owner:	Smith Brine Family Trust
Account Number:	33L-410702
Securities Intermediary	First Republic Securities Company, LLC

14. Notices to Lender and mailed payments are to be sent to First Republic Bank, Attention: Loan Servicing, 111 Pine Street, San Francisco, CA 94111.

15. Notices to the Borrower, each Account Owner and, if applicable, each Guarantor, are to be sent to the addresses noted in the signature blocks below.

16. By signing below, each Securities Account Owner that has executed a Margin Agreement with the Securities Intermediary hereby authorizes the Securities Intermediary to terminate such Margin Agreement.

17. **Electronic Signatures.**

(a) Use of Electronic Records and Signatures. An electronic or other copy of a signed document shall be considered as effective as an original. Notwithstanding any other provision of the Loan Agreement, or any other document related to the Loan (collectively, "Related Documents"), at Lender's option and pursuant to such format and delivered in such manner as Lender may specify, any security agreement, any pledge or guaranty, any other Related Document, and/or any amendment, addendum, document, information, notice, resolution, certificate, request, statement, disclosure, waiver, agreement or authorization related to any of the foregoing ("Communication"), including such Communications required to be written or in writing, may be in the form of an electronic record and be executed using electronic signatures.

(b) Counterparts. Any Communication may be executed in one or more counterparts, each of which may be executed on paper or electronically. Each executed counterpart (and any copy of an executed counterpart that is an electronic record) shall be deemed an original, and but all such counterparts shall constitute one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Lender of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

(c) Delivery Methods. In addition to those delivery methods set forth in the Related Documents, Communications may be sent electronically by Lender to a counterparty (i) by sending it to the recipient's Authorized Email Address, or (ii) by posting it on a website and sending recipients instructions by mail or to the Authorized Email Address on how to retrieve such Communications. If Lender does not receive actual notice that any Communication has not been delivered, such Communications shall be deemed effective as

of the date such Communication was sent by Lender. As used in this paragraph, the term "Authorized Email Address" means any email address a counterparty has provided to the Lender.

18. Additional Terms.

(a) While the Loan Agreement is in effect, each Account Owner who has authorized First Republic Investment Management (***"FRIM"***) to manage or direct trading in the Securities Account authorizes Lender to disclose the terms of the Loan Agreement to inform FRIM that there is a pledge of the Securities Account in favor of Lender and there may be restrictions on trading of the Securities Account per the terms of the Loan Agreement.

19. Allocation of Loan Proceeds.

At closing, you agree and instruct Lender to disburse the Loan proceeds as follows:

Commitment Amount:	**$4,750,000.00**
Existing Outstanding Principal Balance	**$3,750,000.00**
Undisbursed Commitment Amount:	**$1,000,000.00**

In the event there are any changes to the Allocation of Loan Proceeds section requested by Borrower prior to closing, Borrower and Lender agree that the final disbursement of the Loan proceeds amount shall be memorialized in a Disbursement Letter on Lender's standard form executed by Borrower and Lender and the terms of said Disbursement Letter shall supersede the disbursement instruction set forth above.

First Republic Bank is committed to outstanding customer service and exceptional product lines. If you have any questions or concerns feel free to contact us. Again, congratulations, and thank you for your business.

It's a privilege to serve you,

First Republic Bank

[Signatures on the following page(s)]

SIGNATURE PAGE TO SECURITIES REVOLVING CREDIT

FIRST REPUBLIC BANK

DocuSigned by:
Rosetta Stewart
By: C6F457E6F4504C8...

Name: Rosetta Stewart

Title: Director of Commercial Closing

AGREEMENT OF COUNTERPARTIES

By our signatures in the capacities set forth below, each of us agrees to be bound by all of the terms of the Loan Agreement applicable to us. By signing below, we hereby acknowledge and agree that disclosure of the Loan Agreement and account information relating to the each Securities Account and, if applicable, each Auto Debit Account and Deposit Account set forth in this Agreement is made available to the Securities Intermediary, FRIM and all other parties and signatories hereto.

BORROWER (***"Borrower"***)

Coyuchi, Inc.

DocuSigned by:
Eileen Mockus
By: D38F27FC80BD4A2
Eileen Mockus, Chief Executive Officer

Notice Address: 1400 Tennessee Street, San Francisco, CA 94107

GUARANTOR (***"Guarantor"***)

DocuSigned by:
Kevin Brine
DB535AA44D134AF...
Kevin Richard Brine, Individually

Notice Address: 930 Lilac Drive, Montecito, CA 93108

SIGNATURE PAGE TO SECURITIES REVOLVING CREDIT

SECURITIES ACCOUNT OWNER (*"Account Owner"*)

Smith Brine Family Trust

DocuSigned by:
Kevin Brine
By: DB535AA44D134AF...
Kevin Richard Brine, Trustee

Notice Address: 930 Lilac Drive, Montecito, CA 93108

DocuSigned by:
By: 4F404DF6ABC74E0...
Jessica Smith, Trustee

Notice Address: 930 Lilac Drive, Montecito, CA 93108

AUTO DEBIT ACCOUNT HOLDER ("*Account Holder*")

Coyuchi, Inc.

DocuSigned by:
Eileen Mockus
By: D38E27FC80BD4A2...
Eileen Mockus, Chief Executive Officer

Notice Address: 1400 Tennessee Street, San Francisco, CA 94107

EXHIBIT A TO
SECURITIES LINE OF CREDIT AGREEMENT
(Non-Purpose REVOLVING CREDIT)

LOAN SCHEDULE

Eligible Securities [6]	Time to Maturity (in years)	Credit Rating	Market Cap	*Advance Rate* [6]	*Top Up Rate* [6]	*Sell Out Rate* [6]
[1] Cash/Cash Equivalents/UST-Bills	NA	NA	NA	95%	96%	97%
[2] Commercial Paper	NA	A-2/P2 or better	NA	90%	92%	95%
U.S. Treasury Securities						
Short Term	0-4	NA	NA	95%	96%	97%
Medium Term	5-9	NA	NA	85%	88%	92%
Long Term	10+	NA	NA	80%	84%	89%
U.S. Treasury Securities (Zero Coupon)						
Short Term	0-4	NA	NA	90%	92%	95%
Medium Term	5-9	NA	NA	80%	84%	89%
Long Term	10+	NA	NA	75%	80%	86%
[2] Corporate Bonds						
Short Term	0-4	Baa3/BBB- or better	NA	85%	88%	92%
Medium Term	5-9	Baa3/BBB- or better	NA	80%	84%	89%
Long Term	10+	Baa3/BBB- or better	NA	75%	80%	86%
[2] Corporate Bonds (Zero Coupon)						
Short Term	0-4	Baa3/BBB- or better	NA	80%	84%	89%
Medium Term	5-9	Baa3/BBB- or better	NA	70%	76%	82%
Long Term	10+	Baa3/BBB- or better	NA	65%	71%	79%
[3] Municipal Bonds						
Short Term	0-4	A3/A- or better	NA	85%	88%	92%
Medium Term	5-9	A3/A- or better	NA	80%	84%	89%
Long Term	10+	A3/A- or better	NA	75%	80%	86%
[3] Municipal Bonds (Zero Coupon)						
Short Term	0-4	A3/A- or better	NA	80%	84%	89%
Medium Term	5-9	A3/A- or better	NA	70%	76%	82%
Long Term	10+	A3/A- or better	NA	65%	71%	79%
[3] US Government Agencies						
Short Term	0-4	A3/A- or better	NA	85%	88%	92%
Medium Term	5-9	A3/A- or better	NA	80%	84%	89%
Long Term	10+	A3/A- or better	NA	75%	80%	86%
[3] US Government Agencies (Zero Coupon)						
Short Term	0-4	A3/A- or better	NA	80%	84%	89%
Medium Term	5-9	A3/A- or better	NA	70%	76%	82%
Long Term	10+	A3/A- or better	NA	65%	71%	79%
[2] Convertible Notes/Debentures	NA	Baa3/BBB- or better	NA	70%	76%	82%
[2] Preferred Stock	NA	Baa3/BBB- or better	NA	65%	71%	79%
[4] Equities - Major US Exchange Traded	NA	NA	$1bn+	70%	76%	82%
[4] Equities - Major US Exchange Traded	NA	NA	$500MM to $1bn	65%	71%	79%
[5] Mutual Funds and Exchange Traded Funds (ETFs)	NA	NA	NA	50% to 95%	57% to 96%	67% to 97%

<u>Additional Restrictions, at Lender's discretion:</u>

[1] Includes Deposit Accounts at First Republic Bank
[2] Minimum issuance size of $250 million/Single issue concentration limit of up to 20%
[3] Single issue concentration limit of up to 20%
[4] Minimum share price of $10/Single issue concentration limit of up to 20%
[5] Minimum unit cost of $5/Minimum Total Fund Assets of $100 million
[6] The Eligible Securities, Advance Rates, Top Up Rates and Sell Out Rates may be modified by Lender without prior notice

Std. 5.11.2020

Board of Governors of the Federal Reserve System

Statement of Purpose for an Extension of Credit Secured by Margin Stock—FR U-1

First Republic Bank

Name of Bank

This form is required by law (15 U.S.C. §§ 78g and 78w; 12 C.F.R. § 221).

The term "margin stock" is defined in Regulation U (12 C.F.R. § 221) and includes, principally: (1) stocks that are registered on a national securities exchange or any over-the-counter security designated for trading in the National Market System; (2) debt securities (bonds) that are convertible into margin stock; and (3) shares of most mutual funds.

The Federal Reserve may not conduct or sponsor, and an organization (or a person) is not required to respond to, a collection of information unless it displays a currently valid OMB control number.

Part I

To be completed by borrower(s)

Please print or type (if space is inadequate, attach separate sheet).

1. What is the amount of the credit being extended? **$4,750,000.00**
2. Will any part of this credit be used to purchase or carry margin stock? ☐ Yes ☑ No

   If the answer is "No," describe the specific purpose of the credit

   Working capital.

I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forged, or counterfeit.

Signed:

Date: 1/26/2022

Coyuchi, Inc.

DocuSigned by:
Eileen Mockus
By: D38F27FC80BD4A2...
Eileen Mockus, Chief Executive Officer

This form should not be signed if blank.

This form must be completed when a bank extends credit in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.

A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation U will also violate Federal Reserve Regulation X, "Borrowers of Securities Credit."

Public reporting burden for this collection of information is estimated to average 10 minutes per response, including the time to gather and maintain data in the required form and to review instructions and complete the information collection. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0011), Washington, DC 20503.

Part II

To be completed by bank only if the purpose of the credit is to purchase or carry margin securities (Part I (2) answered "yes").

1. List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan value of margin stock is 50 percent of its current market value under the current Supplement to Regulation U.

No. of Shares	Issue	Market Price Per Share	Date and Source of Valuation[1]	Total Market Value Per Issue

2. List the debt securities convertible into margin stock securing this credit. The maximum loan value of such debt securities is 50 percent of the current market value under the current Supplement to Regulation U.

Principal Amount	Issue	Market Price	Date and Source of Valuation[1]	Total Market Value Per Issue

3. List other collateral including nonmargin stock securing this credit.

Describe Briefly	Market Price	Date and Source of Valuation[1]	Good Faith Loan Value

Part III

To be signed by a bank officer in all instances.

I am a duly authorized representative of the bank and understand that this credit secured by margin stock may be subject to the credit restrictions of Regulation U. I have read this form and any attachments, and I have accepted the customer's statement in Part I in good faith as required by Regulation U[2]; and I certify that to the best of my knowledge and belief, all the information given is true, accurate, and complete. I also certify that if any securities that directly secure the credit are not or will not be registered in the name of the borrower or its nominee, I have or will cause to have examined the written consent of the registered owner to pledge such securities. I further certify that any securities that have been or will be physically delivered to the bank in connection with this credit have been or will be examined, that all validation procedures required by bank policy and the Securities Exchange Act of 1934 (section 17(f), as amended) have been or will be performed, and that I am satisfied to the best of my knowledge and belief that such securities are genuine and not stolen or forged and their faces have not been altered.

Signed: DocuSigned by: Rosetta Stewart
C6F457E6F4504C8...

Bank Officer's Signature

1/31/2022

Date

Rosetta Stewart

Print or Type Name

Director of Commercial Closing

Title

1. Bank need not complete fields for Date and source of valuation if the market value was obtained from regularly published information in either a journal of general circulation or an automated quotation system.
2. To accept the customer's statement in good faith, the duly authorized representative of the creditor must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

This form must be retained by the lender for three years after the credit is extinguished.

CORPORATE RESOLUTION TO BORROW

RESOLVED, that this corporation, **Coyuchi, Inc.** (the "Borrower"), borrow from **First Republic Bank** (the "Lender"), from time to time, such sum or sums of money, as in the judgment of the officer hereinafter authorized, this corporation may require; provided that the aggregate principal amount of such borrowing, pursuant to this resolution, shall not at any one time exceed the principal sum of **Four Million Seven Hundred Fifty Thousand and 00/100 Dollars ($4,750,000.00)** in addition to such amounts as may be otherwise authorized;

RESOLVED FURTHER, that **Eileen Mockus, Chief Executive Officer**, of this corporation (the officer authorized to act pursuant hereto being hereinafter designated as "Authorized Officer") be and is hereby authorized, directed and empowered, in the name of this corporation, to execute and deliver to Lender, and Lender is requested to accept, the note or notes, loan agreement, or other instruments evidencing the indebtedness of this corporation for the monies so borrowed, or to be borrowed, with interest thereon, and the Authorized Officer is authorized (1) to execute and deliver any amendments, modifications, or changes to any of the documents or instruments required by the Lender in connection with a loan or loans by the Lender or renewals thereof; and (2) to perform any other acts which may be necessary to carry out or implement any of the foregoing resolutions;

RESOLVED FURTHER, that the Authorized Officer is authorized, directed and empowered, as security for any note or notes or any other indebtedness of this corporation to Lender, whether arising pursuant to this resolution or otherwise, to grant a security interest in, transfer, or otherwise hypothecate to Lender, by deed of trust or security agreement for the Lender's benefit or otherwise, any property belonging to or under the control of this corporation, and to execute and deliver to Lender any and all loan or credit agreements, grants, transfers, security agreements, deeds of trust and other hypothecation agreements, which said instruments and note or notes and other instruments referred to in the preceding paragraph may contain such provisions, covenants, recitals and agreements as the Lender may require and the Authorized Officer may approve, and the execution thereof by said Authorized Officer shall be conclusive evidence of such approval;

RESOLVED FURTHER, that the Authorized Officer is authorized and empowered, in addition to the authorized borrowing set forth above (a) to discount with or sell to Lender, security agreements, leases, bailment agreements, notes, acceptances, drafts, receivables and evidences of indebtedness payable to this corporation, upon such terms as may be agreed upon by them and Lender, and to endorse in the name of this corporation said notes, acceptances, drafts, receivables and evidences of indebtedness so discounted, and to guarantee the payment of the same to Lender; and (b) to apply for and obtain from Lender letters of credit and in connection therewith to execute security agreements, applications, guaranties, indemnities and other financial undertakings.

RESOLVED FURTHER, that the email address and mobile phone number provided below for the Authorized Officers conducting business on behalf of the Borrower is true and correct for conducting business on behalf of the Borrower. Any email, telephone call, or SMS text message sent to, or received from, such email address or mobile phone number will be deemed received by, or sent by, the Authorized Officer. The Authorized Officer is authorized to use electronic records and signatures to receive, present, deliver or execute any document.

NAME	TITLE	COMPANY / PARTNERSHIP	EMAIL ADDRESS	MOBILE PHONE NUMBER
Eileen Mockus	Chief Executive Officer	Coyuchi, Inc.	emockus@coyuchi.com	(650) 714-3515
Ranjeet Bhatia	Secretary	Coyuchi, Inc.	rbhatia@saffronhill.com	47 922-22-052

RESOLVED FURTHER, that Lender is authorized to act upon these resolutions until written notice of their revocation is delivered to Lender, and the authority hereby granted shall apply with equal force and effect to the successors in office of the Authorized Officer herein named. The undersigned is authorized to execute this certificate and deliver it to the Lender in order to induce the Lender to enter into the transaction(s) described herein. This certificate and all documents contemplated or utilized in furtherance of these resolutions may be in the form of electronic records and utilize electronic signatures.

I, **Ranjeet Bhatia** , Secretary of **Coyuchi, Inc.**, do hereby certify that the foregoing is a full, true and correct copy of a resolution of the Board of Directors of said corporation, duly and regularly adopted by the Board of Directors of said corporation in all respects as required by law, and by the by-laws of said corporation, on this 26 day of january , **2022**, by written consent of all of the members of the Board of Directors of said corporation.

I further certify that said resolution is still in full force and effect and has not been amended or revoked, and that the specimen signature appearing below is the signature of the officer authorized to sign for this corporation by virtue of this resolution.

IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary this 26 day of January 2022.

DocuSigned by:
823D86A165DD467...

Ranjeet Bhatia,
Secretary of **Coyuchi, Inc.**

AUTHORIZED SIGNATURES:

DocuSigned by:
Eileen Mockus
D38F27FC80BD4A2...

Eileen Mockus, Chief Executive Officer

NAME AFFIDAVIT

TO: First Republic Bank
111 Pine Street
San Francisco, CA, 94111
Attention: Loan Review Department

RE: Loan No.: **0210392200-0034** (the "Loan")

The undersigned, having been duly sworn, according to law, upon oath deposes and says:

1. That I am the name in the documents evidencing and/or securing the Loan referenced above.

2. That I am also known, by mistake or otherwise, as:

   Kevin Brine

   Kevin R. Brine

   Kevin Richard Brine

3. That the signature given below will serve to bind me regardless of the name by which I am known.

Note: You must sign this Affidavit and all other loan documents exactly as indicated on the signature line.

DocuSigned by:
Kevin Brine
DB535AA44D134AE...

Kevin Richard Brine

SECURITIES LINE OF CREDIT AGREEMENT
(Non-Purpose Revolving Credit)

FIRST REPUBLIC BANK
It's a privilege to serve you®

This **SECURITIES LINE OF CREDIT AGREEMENT,** together with the Addendum issued by First Republic Bank ("***Lender")*** approving a line of credit ***("Addendum")*** form the written agreement (collectively, ***"Loan Agreement")*** between Lender, Borrower, each Account Owner and any Guarantors executing the Addendum in such capacities. Capitalized terms not defined in this Loan Agreement or any other documents governing the Loan (collectively, ***"Loan Documents"***), or the Auto Debit Account, the Securities Account or, if applicable, the Deposit Account ("***Customer Agreements"***) have the meanings given them in the California Uniform Commercial Code, as now enacted or hereafter amended ("***Code"***).

1. LOAN AMOUNT. On or after the date specified in the Addendum, Lender will extend a revolving line of credit loan (***"Loan")*** to Borrower in an amount not to exceed the Commitment Amount specified in the Addendum.

2. ACCOUNT. During the term of this Loan, Borrower (or a third party Account Holder) will maintain a checking account with Lender ("***Auto Debit Account***"). All advances will be disbursed into the Auto Debit Account or as otherwise instructed in writing by Borrower. As long as advances are deposited into the Auto Debit Account, Lender may rely on the authority of the person making the request for an advance.

3. LOAN TERMS.

(a) Borrower promises to pay the Loan, or so much of it as may be advanced from time to time, together with interest on the outstanding principal balance of the Loan. All payments under this Loan Agreement should be made to Lender in U.S. dollars at the address specified in the Addendum or such other place as Lender may designate.

(b) Borrower may prepay the Loan in full or in part at any time without penalty. All principal owed on the Loan and all unpaid and accrued interest shall be paid without claim, offset, notice or presentment on the earlier of (i) the occurrence of an Event of Default, or (ii) the Maturity Date specified in the Addendum.

(c) Interest on the Loan shall accrue daily from the date of any advance and shall be calculated based on the Interest Rate specified in the Addendum.

(d) Borrower authorizes Lender to make automatic deductions from the Auto Debit Account to pay, when and as due, all installment payments of interest, and/or principal, renewal, modification or other fees or payments that Borrower is required or obligated to pay. If Borrower defaults in a payment obligation because the funds in the Auto Debit Account are insufficient to make such payment in full, Borrower shall be responsible for late fees and other consequences hereunder for non-payment. The auto debit authorization will remain in effect until the fifth (5th) Business Day (a day other than a day on which commercial lenders in California are authorized or required to close, a ***"Business Day"***) after Lender receives written notice from Borrower or Account Holder expressly revoking this authority. Lender may terminate automatic deductions at any time effective upon written notice. If the Auto Debit Account agreement is revoked or terminated by Borrower or Account Holder, or by Lender following an Event of Default under this Agreement or Borrower's or Account Holder's breach of Lender's rules and regulations for the Account, Lender at its sole discretion may increase the Interest Rate on the outstanding principal balance by an amount specified in the Addendum, effective as of the date of termination. If automatic deductions are terminated, Borrower will be billed for all regularly scheduled payments as specified in the Addendum. The foregoing shall also apply to any third party Account Holder.

(e) At Lender's sole option, upon an Event of Default (whether or not Lender has elected any other remedy), or after the Maturity Date, the interest on the unpaid principal balance shall accrue at an annual rate of eight percent (8%) above the Interest Rate. If any full payment is not received by the tenth (10th) calendar day following its due date, Lender may assess a late charge in the amount of ten percent (10%) of the overdue amount. Lender's acceptance of any late charge is not a waiver of any terms of this Loan Agreement, including the right to declare an Event of Default. Lender will apply all payments to principal, interest, and other charges, fees, costs and expenses in such order and amounts as Lender may determine in its sole discretion.

4. SECURITY INTEREST.

(a) To secure repayment and performance of the Loan and Borrower's and each Account Owner's other obligations under the Loan Agreement (collectively, the "***Secured Obligations***"), each Account Owner grants to Lender a continuing first priority security interest in all Collateral now owned or hereafter acquired including the Securities Account which has been or will be established with the Securities Intermediary and, if applicable, the Deposit Account which has been established with Lender, each as specified in the Addendum. Lender may (i) file all documents as deemed appropriate to perfect, and maintain perfected, the security interest and instruct the Securities Intermediary to designate the Securities Account as being held for the benefit of Lender or name Lender as the Entitlement Holder of the Securities Account or any securities, financial assets and other investment property as defined under the Code and held in the Securities Account (***"Financial Asset"***), and (ii) enter into a control agreement with the Securities Intermediary which is consistent with the provisions of this Loan Agreement without any Account Owner's consent. For purposes of the Loan Agreement, "***Collateral***" means (i) the

Securities Account, the Financial Assets and other property in it, Security Entitlements associated with it and all replacements and substitutions therefor (together with the items described in clause (iii) associated therewith) (***"Securities Account Collateral"***), (ii) if applicable, the Deposit Account and all replacements and substitutions therefor, and (iii) all revenue, rights to payment, payment intangibles, dividends, interest, stock rights, subscription rights, warrants, options, conversion rights, and other general intangibles associated with any of the foregoing or to which any Account Owner is entitled to receive on account thereof, together with the proceeds thereof (***"Collateral Revenues"***) and all books and records associated with all of the foregoing.

(b) Each Account Owner agrees and shall execute and deliver to Lender all documents which Lender may request: (i) to perfect, and maintain perfected, Lender's security interest in the Collateral; (ii) to maintain the priority and enforceability of Lender's lien on the Collateral; and (iii) to implement the terms of this Loan Agreement. If requested by Lender, each Account Owner will have such documents executed by relevant third parties and delivered to Lender. Concurrently with or prior to the disbursement of Loan funds, unless otherwise approved by Lender, the Securities Account shall have been established with the Securities Intermediary and all existing items of Collateral (which are not already held in the Securities Account) shall have been delivered to Lender or the Securities Intermediary.

(c) Without notice to or demand upon Borrower or any Account Owner, Lender may make such payments and do such acts as Lender considers reasonable to protect its security interest in the Collateral, to satisfy or contest or compromise any lien, charge or claim which in the opinion of Lender appears to be superior to Lender's interest and to pay all related expenses. Borrower and each Account Owner are jointly and severally obligated to pay, and shall promptly reimburse Lender, for any expenses so incurred. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Loan Agreement. Lender need not inquire as to, or contest the validity of, any expense, tax, security interest, encumbrance or lien. The receipt of the customary official notice for payment shall be conclusive evidence that payment due is valid and owing.

5. CONTROL AND TRADING.

(a) Each Account Owner grants to Lender control over its Securities Account, if applicable, the Deposit Account and the other Collateral for purposes of perfecting Lender's security interest. Each Account Owner acknowledges and agrees that: (i) Lender and the Securities Intermediary have entered into a Master Securities Account Control Agreement ("***Control Agreement***") whereby Lender may assert full control over the Securities Account Collateral after an Event of Default, (ii) the Securities Intermediary will comply with all Entitlement Orders and other instructions originated by Lender concerning the Securities Account Collateral without any Account Owner's consent and without determining whether an Event of Default exists under this Loan Agreement; (iii) the Securities Intermediary shall be entitled to rely upon any written notice ("***Notice of Exclusive Control***") that Lender is exercising exclusive control over the Securities Account Collateral which the Securities Intermediary in good faith believes to be from Lender; (iv) the Securities Intermediary will not be liable to any Account Owner for complying with a Notice of Exclusive Control or with Entitlement Orders originated by Lender, even if an Account Owner notifies the Securities Intermediary that Lender is not legally entitled to issue the Entitlement Order or the Notice of Exclusive Control; (v) the Securities Intermediary shall be entitled to review and monitor all of Lender's information and accounts relating to the Loan; (vi) the Securities Intermediary may take all actions that are required by and consistent with the terms of the Control Agreement; and (vii) after a Notice of Exclusive Control has been received, the Securities Intermediary will not permit any Account Owner or any person acting on an Account Owner's behalf to control the Collateral or honor any Entitlement Orders issued by or on behalf of an Account Owner.

(b) Each Account Owner authorizes the Securities Intermediary to provide any records and other reports relating to the Securities Account Collateral as may be reasonably requested by Lender.

(c) Each Account Owner authorizes the Securities Intermediary to change the name of each Account Owner's Securities Account as specified in the Addendum to acknowledge the pledge of the Collateral. Each Account Owner of a Deposit Account authorizes Lender to place a hold on the Deposit Account and to change the name of each Account Owner's Deposit Account as specified in the Addendum.

(d) Each Account Owner waives any rights that such Account Owner may have under the Customer Agreements to the extent such rights are inconsistent with the provisions of the Control Agreement or this Loan Agreement.

(e) No Account Owner will enter into a control agreement with any other party with respect to the Securities Account or, if applicable, the Deposit Account.

6. COLLATERAL VALUE DEFINITIONS.

(a) Eligible Securities. Securities listed in the first column of Exhibit A to the Addendum, or as hereafter amended.

(b) Loanable Value. The sum of the Market Value of all the Eligible Securities pledged as Collateral multiplied by the weighted average of the corresponding Advance Rates. (Refer to Exhibit A to the Addendum.)

(c) Market Value. Determined by Lender in its sole but reasonable discretion; generally this is the closing market price from the prior day.

(d) Aggregate Loan Balance. The outstanding principal balance of this Loan plus the outstanding principal balance or obligations under any other credit obligations, if any, that are secured by the Collateral.

(e) Top Up Condition. When the Aggregate Loan Balance is greater than or equal to the Market Value of the Eligible Securities pledged as Collateral multiplied by the weighted average of the corresponding Top Up Rates.

(f) Sell Out Condition. When the Aggregate Loan Balance is greater than or equal to the Market Value of the Eligible Securities pledged as Collateral multiplied by the weighted average of the corresponding Sell Out Rates.

7. COLLATERAL REVENUES. Upon request to Lender by an Account Owner for a withdrawal of Collateral Revenues, if Lender determines in its sole discretion that the Aggregate Loan Balance does not exceed the Loanable Value of the Collateral after any withdrawal of Collateral Revenues and no Event of Default has occurred that has not been cured or waived in writing, Lender will instruct the Securities Intermediary that all or a portion of the Collateral Revenues paid in cash shall be delivered to the applicable Account Owner. If the Aggregate Loan Balance does exceed the Loanable Value of the Collateral or an Event of Default has occurred that has not been cured or waived in writing, Lender shall have the right in its sole discretion to decline any request for delivery of Collateral Revenues. Upon the occurrence of an Event of Default that has not been waived in writing, in addition to the rights set forth below, Lender shall have the right in its discretion: (a) to notify the Securities Intermediary or any other party to pay or transfer the Collateral Revenues to Lender or to hold the Collateral Revenues in the Securities Account; and (b) to apply the Collateral Revenues to the Secured Obligations in such order as Lender shall determine in its discretion.

8. COLLATERAL VALUE REQUIREMENT.

(a) Borrower and each Account Owner will ensure that the Aggregate Loan Balance is always less than or equal to the Loanable Value of the Collateral as specified in the Addendum and each authorizes Lender on its behalf, whether or not an Event of Default has occurred that has not been waived, to sell securities in the Securities Account without the necessity of invoking any remedies arising in respect to an Event of Default.

(b) If at any time a Top Up Condition exists while a Sell Out Condition does not exist, Borrower will, within three (3) Business Days after the Top Up Condition arises, supplement the Securities Account with cash or additional Eligible Securities, if applicable, supplement the Deposit Account with cash or pay down the Aggregate Loan Balance, in each case so that the Aggregate Loan Balance no longer exceeds the Loanable Value. If the situation is not cured within such three (3) Business Day period, or at any time a Sell Out Condition exists, Lender may, without notice, direct the sale of securities in the Securities Account and use the proceeds to pay down the Loan so that the Aggregate Loan Balance no longer exceeds the Loanable Value. Without any obligation to do so, Lender shall use commercially reasonable efforts to provide notice to Borrower and Account Owner by telephone, email or otherwise after a Top Up Condition arises.

(c) Neither Lender nor the Securities Intermediary shall have any responsibility for any loss to the Collateral, or to pay any interest or liability in connection with any trading pursuant to the Loan Agreement, nor shall Lender or the Securities Intermediary have any obligation (i) to take any action to protect against a decline in the Market Value of the Collateral, or (ii) to release the Collateral to any person in connection with any proposed sale or other transaction, notwithstanding any possibility of a decline in the Market Value of the Collateral. Borrower and each Account Owner may incur tax liability as a result of any of the trades directed by Lender and Lender shall have no responsibility in directing trades to minimize or otherwise limit the tax liabilities.

(d) Notwithstanding the foregoing, upon request to Lender by an Account Owner for a withdrawal of Collateral from a Securities Account or, if applicable, a Deposit Account, and provided that no Event of Default has occurred that has not been cured or waived in writing and Lender in its sole discretion determines that the Aggregate Loan Balance does not exceed the Loanable Value after any withdrawal, Lender will instruct the Securities Intermediary that all or a portion of the withdrawal requested shall be delivered to the applicable Account Owner from the Securities Account and, if applicable, the Deposit Account in compliance with such restrictions as Lender may in its discretion from time to time establish. If Lender determines that the Aggregate Loan Balance does exceed the Loanable Value of the Collateral or an Event of Default has occurred that has not been cured or waived in writing, Lender shall have the right in its sole discretion to decline any request for withdrawal of Collateral. Lender will release its lien on the Collateral as it relates to this Loan concurrent with the payment in full of the Loan and termination of the commitment of Lender to make further advances under the Loan Agreement.

9. REPRESENTATIONS AND WARRANTIES. Until the Loan is paid in full and Lender has no further commitment to extend advances to Borrower, Borrower, each Account Owner and each Guarantor make the following representations and warranties: (a) if it is an entity, it is duly organized, validly existing and in good standing under the laws of the state in which it is organized, and is qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires qualification; (b) this Loan Agreement and every document delivered to Lender in connection with the Loan have been duly authorized, and upon their execution and delivery will constitute legal, valid and binding agreements and

obligations of Borrower, Account Owner and Guarantor, respectively, enforceable in accordance with their respective terms; (c) all financial and other information that has been or will be supplied to Lender is and will be sufficiently complete to give Lender accurate knowledge of Borrower's, Account Owner's or Guarantor's respective financial condition and reflect any and all contingent liabilities; (d) the Account Owner has and at all times will have (i) good, marketable and indefeasible title to the Collateral, free and clear of all liens, claims, and interests, other than the liens created by this Loan Agreement; and (ii) the right to grant the security interest in the Collateral; (e) all of the Collateral has been duly and validly issued and is fully paid for and non-assessable; (f) except as permitted in writing by Lender, all of the Collateral is transferrable without prior notice to, or approval or consent from, any person or governmental or regulatory authority; and (g) the proceeds of the loan will not be used to purchase, carry, or trade margin stock as the term is defined in Regulation U (12 C.F.R. § 221) (***"Margin Stock"***), repay margin debt that was used to purchased, trade or carry Margin Stock, and will not be deposited into a First Republic Securities Company LLC or other brokerage account.

10. PROMISES TO Lender. Until the Loan is paid in full, Borrower, each Account Owner, and each Guarantor promise to Lender that:

(a) If it is an entity, it will not (i) change its name, business structure, identity or state of formation or dissolve, suspend business, liquidate, merge, transfer or consolidate with any other entity; (ii) without at least thirty (30) days' prior written notice to Lender, change the location of its business; or (iii) transfer or sell any of its assets other than in the ordinary course of business. If it is an individual, it will give Lender written notice within 30 days of any name or address change.

(b) Lender is entitled to rely on all requests, statements, information, certifications, and representations, whether written or oral, submitted or made by them or their representatives or agents on their behalf to Lender in connection with the Loan without investigation or inquiry of any kind, and Lender may presume that those are true and correct.

(c) Within thirty (30) days after a written request by Lender, it will deliver, or cause to be delivered, to Lender any documentation reasonably requested by Lender, including updated financial information. Lender will review Borrower's, each Account Owner's and each Guarantor's credit annually and will make whatever inquiries it deems necessary and appropriate, including obtaining credit bureau reports. Lender will, from time to time, review all of the accounts of any of them of any sort maintained with the Securities Intermediary or any affiliate of Lender.

(d) It will promptly notify Lender of (i) any material adverse change in financial condition and of any condition or event which constitutes an Event of Default, and (ii) any material pending, threatened or imminent litigation, governmental investigation, claim, complaint, action or prosecution involving it or the Collateral.

(e) Except for the lien of Lender, Borrower and each Account Owner will keep all Collateral free and clear of all liens or claims.

(f) Neither Borrower nor any Account Owner will (i) terminate, or modify the duties of, the Securities Intermediary; (ii) terminate, amend or modify any Customer Agreement; or (iii) close or terminate the Securities Account. Borrower and each Account Owner will maintain the Securities Account as a "cash account" as defined in Regulation T of the Board of Governors of the Federal Reserve System. No proceeds of the Loan shall be used to repay any "purpose credit" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

11. DEFAULT. Lender, at its option, may declare a default under this Loan Agreement upon the occurrence of any of the following (each, an ***"Event of Default"):*** (a) Borrower, any Account Owner or any Guarantor fails to make a payment when due; (b) a Top Up Condition exists for more than three (3) Business Days or a Sell Out Condition exists at any time; (c) Borrower, any Account Owner or any Guarantor fails to perform any obligation or comply with any requirement under the Loan Agreement beyond any applicable cure period; (d) any statement, information, certification, representation or warranty, whether oral or written made by Borrower, any Account Owner or any Guarantor or on its behalf in regard to the Loan is materially false or misleading; (e) a bankruptcy proceeding is commenced by or against Borrower, any Account Owner or any Guarantor and not dismissed within sixty (60) days; (f) a receiver or similar official is appointed for any of Borrower's, any Account Owner's or any Guarantor's assets; or Borrower, any Account Owner or any Guarantor is liquidated or dissolved; (g) all or any material part of the Collateral is attached, subjected to a writ or levied upon and the attachment, seizure, writ or levy fails to be released within fifteen (15) days after the occurrence of the event; (h) the validity or priority of Lender's security interest in the Collateral is impaired for any reason; (i) Borrower's, any Account Owner's or any Guarantor's death, incapacity, dissolution, termination or liquidation, as applicable, (j) if Borrower, any Account Owner or any Guarantor is an entity, the transfer of more than twenty-five percent (25%) of the beneficial interests in the entity; (k) (i) any Customer Agreement is terminated, amended or modified, or (ii) the Securities Account is closed or terminated; (l) a material adverse change occurs (i) in Borrower's, any Account Owner's or any Guarantor's financial condition or credit score, (ii) Borrower's ability to repay the Loan or any Guarantor's ability to pay the full amount that might become due under the Guaranty, or (iii) in the Collateral; or (m) Borrower or any Guarantor fails to perform any of its obligations to Lender under any other documents or pay to Lender any other indebtedness owed to Lender within fifteen (15) days after the date on which the indebtedness or monetary obligation is due; provided, however, this 15-day grace period shall not apply to the Loan.

12. REMEDIES.

(a) If an Event of Default occurs and is not waived by Lender in writing, Lender shall have the right to, and without limiting any of its other rights: (i) accelerate and declare the Loan to be immediately due and payable; (ii) discontinue advancing money or extending credit in connection with the Loan and reduce or terminate the Commitment Amount; (iii) give a Notice of Exclusive Control to Securities Intermediary and foreclose on the Collateral by making demand on Securities Intermediary for the delivery of the Collateral; (iv) realize on any assets held by Lender and immediately foreclose on the assets by: (a) negotiating any instruments or certificates of deposit; and (b) debiting the Deposit Account or any other deposit account or applying the funds held by Lender, or received by Lender from the Securities Intermediary, to the Secured Obligations; and (v) exercise all of the other rights and remedies of a secured party under the Code, this Loan Agreement and other applicable law.

(b) Lender may, at its option, without notice of its election and without demand, exercise all or any of its remedies at any time(s) and in any order at its sole discretion. Lender's remedies shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender. Borrower, each Account Owner and each Guarantor acknowledge that the Collateral is of a type that may decline rapidly and is customarily sold on a recognized market so that the Collateral may be foreclosed upon without notice. However, if Lender does give notice, three (3) Business Days advance notice of any Collateral sale on any public exchange shall be adequate and commercially reasonable. Lender's disposition of Collateral in any manner that differs from the procedures specified shall not be deemed to be commercially unreasonable. Lender shall have the right and power to demand, receive, endorse and collect all checks and other orders for payment of money made payable to Borrower representing any dividend or other distribution payable or distributable in respect of the Collateral. Lender shall have no obligation to delay the sale of Collateral for the period of time necessary to permit registration by the issuing entity of any securities comprising the Collateral, even if such registration would be possible under applicable state and federal securities law.

13. LIABILITY FOR DEFICIENCY. Borrower and each Guarantor shall at all times remain liable for any deficiency remaining on the Loan after disposition of Collateral.

14. ACTIONS. Lender has the right but not the obligation to commence, appear in, or defend any proceeding which affects or which Lender determines may affect: (a) the Collateral; (b) Borrower's, any Account Owner's, any Guarantor's or Lender's rights or obligations under this Loan Agreement; or (c) the Loan.

15. GUARANTY. Each Guarantor, if any, unconditionally guarantees and promises to pay the Loan to Lender, on demand. Each Guarantor's obligations are continuing and shall remain effective until expressly released by Lender when Lender has no further obligation to make an advance on the Loan and the Loan has been paid in full. The obligations of Borrower, each Account Owner and each Guarantor are joint and several, and are independent of the obligations of any other person or any entity. Separate action(s) may be brought whether action is brought against any other party such as Borrower, any Account Owner, or any Guarantor or whether any other party is joined in any such action(s). Each Guarantor waives the benefit of any statute of limitations affecting their liability. Each Guarantor agrees that any releases which may be given by Lender to any other guarantor shall not release any other Guarantor.

(a) For purposes of this Loan Agreement, each Account Owner who is not a Borrower shall be deemed to be a Guarantor and each of the provisions applicable to a Guarantor shall apply equally to such Account Owner. However, if an Account Owner has signed the Addendum solely as Account Owner and not in any other capacity, such Account Owner's liability as a Guarantor shall be recourse only to the Financial Assets in the Securities Account or the Deposit Account, as applicable.

(b) Each Guarantor's obligations under the Loan Agreement shall not be impaired by any modification, supplement, extension or amendment of any contract, agreement, or obligation to which any of the parties hereto and Lender may hereafter agree, or by any modification, amendment or release of the Loan, the other obligations guaranteed by the Loan Agreement, or the Collateral. Each Guarantor agrees that Lender may make any agreement or arrangements whatsoever with each of Borrower, any Account Owner, or any Guarantor. Each Guarantor authorizes Lender, without notice or demand and without affecting their liability, from time to time to (i) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Loan, including any increase or decrease in the Interest Rate; (ii) take and hold security for the payment of the Loan, and exchange, enforce, waive and release any security; (iii) apply any security and direct the order or manner of sale thereof as Lender in its sole discretion may determine, and (iv) assign, without notice, the guaranty obligations in whole or in part and/or Lender's rights to anyone at any time.

(c) Each Guarantor waives all rights and defenses arising out of an election of remedies by Lender. Each Guarantor waives any right to require Lender to (i) proceed against Borrower; (ii) proceed against or exhaust any security pledged by Borrower or any Account Owner; or (iii) pursue any other remedy in Lender's power. Each Guarantor waives any defense arising by reason of disability or other defense of Borrower, or by reason of the cessation from any cause whatsoever of the liability of Borrower. Each Guarantor also agrees that nothing discharges or satisfies Guarantor's liability except full payment of the Loan and performance of all the terms of the Loan Agreement.

(d) Any and all present and future debts and obligations of Borrower to each Guarantor are hereby subordinated to the full payment and performance of the Loan. All monies or other property of any Guarantor at any time in Lender's possession may be held as security for the obligations of such Guarantor, no matter how arising. Each Guarantor agrees that

Lender's books and records showing the history of the Loan shall be admissible and prima facie proof of the Loan in any action or proceeding, and shall be binding on each Guarantor for the purpose of establishing the balance due and payments made on the Loan.

(e) Each Guarantor agrees that it is solely its responsibility to keep informed of the financial status of Borrower and of any circumstance which may affect Guarantors' obligations or Borrower. Lender is not obligated to keep any Guarantor informed of any such circumstances. The person(s) signing the Loan Agreement are duly authorized to do so, including persons signing on behalf of any Guarantor as an entity, and Lender need not inquire into the power of the person or entity signing. All indebtedness created in reliance upon the professed exercise of such powers is guaranteed hereunder.

(f) The death of any Guarantor shall not terminate Guarantor's obligations as to the deceased or as to any other Guarantor.

(g) Each Guarantor acknowledges that the obligations of Borrower may be revolving credit and/or that the amount of the obligations may at any one time be zero dollars, which shall not constitute a termination of this Guaranty.

(h) If Lender is required to reimburse Borrower or any person any amount previously paid or recovered, each Guarantor's obligations shall be reinstated and revived.

16. WAIVERS. Each of Borrower, each Account Owner and each Guarantor waive: (i) presentment, demand for payment, protest, notice of nonperformance, demand, dishonor, protest, acceptance and non-payment; the existence, creation, or incurring of new or additional indebtedness, notice of any and all information learned or acquired by Lender; and all other notices and demands in connection with this Loan Agreement and other notices to which any of them might otherwise be entitled; (ii) the right to assert any statute of limitations as a defense to the enforcement of any or all of this Loan Agreement to the fullest extent permitted by law; (iii) all rights, remedies, and benefits under California Civil Code Sections 1479 and 2822(a); and (iv) all rights to require Lender to exercise any other right or power or to pursue any other remedy which Lender may have.

17. INDEMNIFICATION. Each of Borrower, each Account Owner and each Guarantor agree to indemnify and hold Lender and the Securities Intermediary harmless from and against any and all claims, damages, liabilities, actions, and expenses (including reasonable attorneys' fees, court costs, other costs and disbursements, and fees and disbursements of Lender's in-house counsel) of every kind arising out of or relating to a breach of this Loan Agreement by each of them respectively, any action taken under the Control Agreement, or to the Collateral, or the acts or omissions of each of them or their respective apparent representatives. This indemnification shall survive the payment of the Loan and the release of Lender's lien on any Collateral.

18. MISCELLANEOUS.

(a) Borrower and each Account Owner each irrevocably appoint Lender, with full power of substitution, as their attorney-in-fact, coupled with an interest, with full power, in Lender's own name or in their respective names after an Event of Default to take the following actions: (i) endorse any checks, notes, and other instruments or documents evidencing the Collateral or its proceeds; (ii) discharge claims, demands, liens, or taxes affecting the Collateral; (iii) collect payment on any Collateral; and (iv) instruct any person having control of any books or records relating to the Collateral to provide full rights and access to Lender.

(b) This Loan Agreement is binding on Borrower, each Account Owner, each Guarantor and Lender, and any successors and assigns. No other person shall have any rights under this Loan Agreement, except as provided for the Securities Intermediary. Borrower, each Account Owner and each Guarantor agree they may not assign the Loan Agreement without Lender's prior consent, which may be withheld. Lender may assign this Loan Agreement at any time without the consent of Borrower, Account Owner or any Guarantor. In connection with any assignment, Lender may disclose any information Lender has about Borrower, any Account Owner or any Guarantor.

(c) Each provision of this Loan Agreement is severable from every other provision for the purpose of determining the legal enforceability of any provision. No waiver by Lender of any rights or remedies shall be effective unless it is a signed writing by an authorized officer. No omission by Lender to exercise a right or remedy shall be interpreted as a waiver of any subsequent right or remedy in the same or similar situation. No modification to this Loan Agreement shall be effective unless in writing signed by Borrower, each Account Owner, each Guarantor and Lender.

(d) On demand, Borrower and each Guarantor will reimburse Lender for all Lender expenses. Borrower and each Account Owner authorize all such payments to Lender to be debited from the Auto Debit Account, Securities Account or, if applicable, the Deposit Account, in each case without further authorization or notice.

(e) Except as otherwise provided, if notice is required, it must be sent via personal service or by overnight air courier, and will be effective on receipt as established by a written receipt. The parties will send all notices to the addresses specified on the Addendum.

(f) If more than one person or entity signs Loan Documents as Borrower, any Account Owner or any Guarantor, the obligations of each signatory shall be joint and several. References to them individually shall refer to them in the plural, and Lender retains the right to require the signature of all such signatories before taking, or refraining from taking, any actions in

respect of such party. Any married person who signs the Loan Agreement agrees that recourse may be had against his/her community or separate property for the Loan.

(g) If Loan proceeds are used for any consumer purpose; (i) Borrower is hereby notified (as required by law) that after an Event of Default a negative credit rating, which could be reflected on Borrower's credit record, may be submitted to a Credit Reporting Agency if Borrower fails to fulfill the terms of the credit obligations, and (ii) notwithstanding section 3(e) above, any late charge assessed by Lender shall be no greater than five percent (5%) of the overdue amount.

(h) If, at any time during the term of the Loan, Borrower is a member of the military on active duty, additional rights may be available under the Servicemembers Civil Relief Act.

(i) This Loan Agreement is governed by California law. All proceedings arising in connection with this Loan Agreement shall be litigated only in the state courts located in the County of San Francisco, State of California, or the federal courts located in the Northern District of California. Borrower, each Account Owner and each Guarantor waive any objection to that venue and consent to any court-ordered relief.

(j) TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER, EACH ACCOUNT OWNER, EACH GUARANTOR AND LENDER VOLUNTARILY, UNCONDITIONALLY AND IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(k) If the jury waiver is not enforced, all disputes among the parties shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the San Francisco County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638. Nothing in this paragraph shall limit the right of any party to exercise self-help remedies or obtain provisional remedies.

(l) With respect to disputes arising between Borrower or any Account Owner on the one hand and Lender or the Securities Intermediary on the other hand, this Loan Agreement shall not be deemed to amend or modify any dispute resolution alternative provided in the Customer Agreements or other account documentation with Securities Intermediary.

(m) An electronic or other copy of a signed document shall be considered as effective as an original.

(n) This Loan Agreement may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same document.

DocuSign

Certificate Of Completion

Envelope Id: 1D5AE07FA98C48AE935B704D4B0FECEE		Status: Completed
Subject: Initial Review for Eileen Mockus		
CustomTextField:		
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Loan #:		
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Source Envelope:		
Document Pages: 18	Signatures: 11	Envelope Originator:
Certificate Pages: 11	Initials: 0	Securities Loan Servicing
AutoNav: Enabled		111 Pine St
EnvelopeId Stamping: Enabled		San Francisco, CA 94111
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		Securitiesloan@firstrepublic.com
		IP Address: 173.252.134.85

Record Tracking

Status: Original 1/26/2022 10:06:03 AM	Holder: Securities Loan Servicing Securitiesloan@firstrepublic.com	Location: DocuSign
Status: Authoritative Copy (5 of 5 documents) 1/31/2022 11:21:51 AM	Holder: Securities Loan Servicing Securitiesloan@firstrepublic.com	Location: DocuSign
Status: Receipt Confirmed 1/31/2022 11:22:28 AM	Holder: Securities Loan Servicing Securitiesloan@firstrepublic.com	Location: FRB – Lending

Signer Events	Signature	Timestamp
John Klimowich jklimowich@firstrepublic.com Signing Group: Securities Loan Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Accepted: 4/7/2021 9:03:01 AM ID: 8b3a11a0-cb10-4b8a-8971-88bac996edd0	**Completed** Using IP Address: 173.252.134.86	Sent: 1/26/2022 10:17:50 AM Viewed: 1/26/2022 12:02:55 PM Signed: 1/26/2022 12:02:57 PM
Kevin Brine krbrine@gmail.com owner of policies /Kevin R Brine Security Level: Email, Account Authentication (None), Authentication	 Signature Adoption: Pre-selected Style Using IP Address: 98.171.161.92	Sent: 1/26/2022 12:03:00 PM Resent: 1/26/2022 12:57:00 PM Viewed: 1/26/2022 1:22:49 PM Signed: 1/26/2022 1:23:29 PM

DocuSigned by:
Kevin Brine
DB535AA44D134AF...

Authentication Details
SMS Auth:
Transaction: 65FA611133A00A049191EE0DFAFA0BE5
Result: passed
Vendor ID: TeleSign
Type: SMSAuth
Performed: 1/26/2022 1:22:40 PM
Phone: +1 917-753-7557

Electronic Record and Signature Disclosure:
Accepted: 1/16/2022 1:47:50 PM
ID: dae78f55-7abf-4f4a-9101-dbb19315b001

Signer Events	Signature	Timestamp
Ranjeet Bhatia rbhatia@saffronhill.com Director Security Level: Email, Account Authentication (None), Authentication	DocuSigned by: 823D86A165DD467... Signature Adoption: Uploaded Signature Image Using IP Address: 88.89.218.185	Sent: 1/26/2022 12:03:00 PM Viewed: 1/26/2022 12:14:14 PM Signed: 1/26/2022 12:15:24 PM

Authentication Details
SMS Auth:
Transaction: 65FA601695D4090491919B304BCADB97
Result: passed
Vendor ID: TeleSign
Type: SMSAuth
Performed: 1/26/2022 12:13:55 PM
Phone: +47 922 22 052

Electronic Record and Signature Disclosure:
Accepted: 1/26/2022 12:14:14 PM
ID: 53bf636d-9cc0-41d3-8768-4168827c9a62

Signer Events	Signature	Timestamp
Eileen Mockus emockus@coyuchi.com CEO Coyuchi, Inc. Security Level: Email, Account Authentication (None), Authentication	DocuSigned by: Eileen Mockus D38F27FC80BD4A2... Signature Adoption: Pre-selected Style Using IP Address: 98.33.85.117	Sent: 1/26/2022 12:03:00 PM Resent: 1/26/2022 12:57:00 PM Viewed: 1/26/2022 2:00:40 PM Signed: 1/26/2022 2:00:57 PM

Authentication Details
SMS Auth:
Transaction: 65FA619D530C08049197B63C45BA2108
Result: passed
Vendor ID: TeleSign
Type: SMSAuth
Performed: 1/26/2022 2:00:30 PM
Phone: +1 650-714-3515

SMS Auth:
Transaction: 65FAC6A7ACE01404919741CA54BA924B
Result: passed
Vendor ID: TeleSign
Type: SMSAuth
Performed: 1/31/2022 11:43:55 AM
Phone: +1 650-714-3515

Electronic Record and Signature Disclosure:
Accepted: 1/13/2022 10:24:34 AM
ID: ed8874f1-3c12-4c4c-9cb7-8d3923dbc40d

Signer Events	Signature	Timestamp
Jessica Smith jsmithbrine@gmail.com Security Level: Email, Account Authentication (None), Authentication	DocuSigned by: 4E404DF6ABC74E0... Signature Adoption: Drawn on Device Using IP Address: 98.171.161.92 Signed using mobile	Sent: 1/26/2022 12:03:01 PM Resent: 1/26/2022 12:10:18 PM Resent: 1/26/2022 12:57:00 PM Resent: 1/27/2022 5:20:06 AM Resent: 1/28/2022 7:31:14 AM Resent: 1/31/2022 5:28:41 AM Viewed: 1/31/2022 10:57:43 AM Signed: 1/31/2022 10:58:06 AM

Authentication Details
SMS Auth:
Transaction: 65FAC5FE9DAC08049197B65E048A88EA
Result: passed
Vendor ID: TeleSign
Type: SMSAuth
Performed: 1/31/2022 10:57:34 AM
Phone: +1 917-957-5231

Signer Events	Signature	Timestamp
SMS Auth: Transaction: 65FAC6052B7007049196E2F5F28A860A Result: passed Vendor ID: TeleSign Type: SMSAuth Performed: 1/31/2022 10:59:13 AM Phone: +1 917-957-5231 **Electronic Record and Signature Disclosure:** Accepted: 1/31/2022 10:57:43 AM ID: 1a3b35b1-b393-4a66-81e4-14168b01e1c8		
John Klimowich jklimowich@firstrepublic.com Signing Group: Securities Loan Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Accepted: 4/7/2021 9:03:01 AM ID: 8b3a11a0-cb10-4b8a-8971-88bac996edd0	**Completed** Using IP Address: 173.252.134.86	Sent: 1/31/2022 10:58:10 AM Viewed: 1/31/2022 11:06:27 AM Signed: 1/31/2022 11:06:33 AM
Rosetta Stewart rstewart@firstrepublic.com Director of Commercial Closing First Republic Bank Signing Group: Closing Team with Signing Authority Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Accepted: 12/26/2019 12:33:11 PM ID: ba45383e-73a7-4b0f-a74a-2c7f828da2ed	DocuSigned by: Rosetta Stewart C6F457E6F4504C8... Signature Adoption: Pre-selected Style Using IP Address: 173.209.242.85	Sent: 1/31/2022 11:06:39 AM Viewed: 1/31/2022 11:21:04 AM Signed: 1/31/2022 11:21:48 AM

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp
Anna Lee annlee@firstrepublic.com Dema Abboud dabboud@firstrepublic.com Tam Pham tapham@firstrepublic.com Scott LaHerran slaherran@firstrepublic.com Jadaic Admir ajadaic@firstrepublic.com Schwartz Max maschwartz@firstrepublic.com Signing Group: Closing Team Review No Signing Authority Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:**	COPIED	Sent: 1/31/2022 11:06:36 AM Viewed: 1/31/2022 11:25:44 AM

Carbon Copy Events	Status	Timestamp
Not Offered via DocuSign		

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	1/26/2022 10:17:53 AM
Certified Delivered	Security Checked	1/31/2022 11:21:04 AM
Signing Complete	Security Checked	1/31/2022 11:21:48 AM
Completed	Security Checked	1/31/2022 11:21:48 AM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

E-SIGN CONSENT AND AGREEMENT TO USE ELECTRONIC RECORDS AND SIGNATURES

As part of your relationship with us, we are required by law to give you certain information in writing, which means you are entitled to receive it on paper. We may provide this information, and other documents, to you electronically instead, with your prior consent. We also need your general consent to use electronic records and signatures in our relationship with you. Please read the information below carefully and if you can access this information electronically to your satisfaction and agree to the terms and conditions provided herein, please confirm your agreement by consenting to this E-SIGN Consent to Use Electronic Records and Signatures (this "E-Consent").

In this E-Consent:

- "We," "us," "our," or "First Republic" means First Republic Bank and/or its subsidiaries.
- You" and "your" means the person giving this consent.
- "Authorized Email Address" means any email address provided to us by you, or by your authorized representative, as your email address or the email address of your authorized representative.
- "Communications" means any notices, disclosures, authorizations, agreements, account statements, tax forms and reports, acknowledgements and other documents that we are required, or we otherwise elect, to provide or make available to you, or that you submit, execute or agree to in connection with your relationship with us.
- "Current Version" means a version of software that is currently being supported by its publisher.
- "Tax Documents" means any tax forms or reports.

1. Consent to Electronic Delivery	By accepting this E-Consent, any Communications may, at our option, be sent to you in the form of an electronic record and may be executed using electronic signatures. Your consent under this E-Consent shall apply to all Communications we may provide with respect to any and all accounts, products or services you elect to receive from us now or in the future, unless and until you withdraw your consent to this E-Consent as described below. Your consent applies to all accounts you own or are authorized to administer, or for which you are designated as an authorized signer or beneficiary. We may call you or send you text messages at the phone number(s) reflected in our records. You consent to our leaving prerecorded/artificial voice messages and using an automatic

	telephone dialing system to call or text your mobile/cellular telephone number. Our calls and text messages to your mobile/cellular telephone numbers could result in charges to you. We may provide you with any Communication on paper, in our sole discretion, even though you have authorized electronic delivery. You must provide such Communications to us on paper unless we notify you how to deliver the notice to us electronically.
2. Electronic Records and Signatures Agreement	You agree that, notwithstanding any other provision in any agreement between you and us, whether now existing or entered into in the future, that: a. An electronic or other copy of a signed Communication shall be considered as effective as an original. b. At our option, any Communication may be in the form of an electronic record and may be executed using electronic signatures. c. Communications may be sent electronically by us (i) by sending the Communication to the recipient's Authorized Email Address, or (ii) by posting the Communication on a website and sending a notice to the recipient's postal address or Authorized Email Address. d. In the absence of actual notice of non-delivery received by us, Communications sent electronically pursuant to this paragraph shall be effective when sent and shall constitute notice of the Communication. e. We may, at our option, use or accept manually signed paper Communications which have been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. If any promissory note issued to us, as lender, is electronically executed by you or your authorized representative ("Electronic Note"), you agree that we (and any person to whom we later transfer the Electronic Note), shall have the right to convert the Electronic Note at any time into a paper-based Note ("Paper-Based Note"), which will be an effective, enforceable and valid original written instrument. You also agree that (1) the execution of the Electronic Note will be deemed issuance and delivery of the Paper-Based Note, and (2) the printing of the representation of the electronic signature(s) upon the Paper-Based Note will be deemed the original signature(s) on the Paper-Based Note and will serve to

	indicate the signer's present intention to authenticate the Paper-Based Note. f. It is intended that this E-Consent (together with the definition of "Communication" as used in this E-Consent) is and will be deemed integrated into, and form a part of, all agreements between you and us, whether now existing or entered into in the future.
3. Tax Documents	You consent to electronic delivery of any Tax Documents. Each of the following applies to the electronic delivery of Tax Documents: a. You are not required to receive Tax Documents electronically. b. Your election to receive Tax Documents electronically allows us to electronically deliver any Tax Document which we are legally permitted to provide to you now or in the future until you withdraw your consent. c. You may receive a paper copy of any Tax Document by requesting a paper copy, as provided herein. Requesting a paper copy of a tax document will not be treated as a withdrawal of your consent to this E-Consent. d. You may withdraw your consent to this E-Consent at any time through the procedures provided herein. You may also change your preferences regarding electronic delivery of Tax Documents from time to time without withdrawing your consent to this E-Consent. Withdrawal of consent to receive Tax Documents electronically will not include Tax Documents previously provided electronically; such Tax Documents may continue to be provided online for the applicable posting period. We will confirm your withdrawal request and the date on which it takes effect in writing (either electronically or on paper). If you withdraw your consent, we will send you paper copies of any additional Tax Documents we are required to provide. e. The delivery of Tax Documents electronically may be terminated at any time by us. Further, we may make certain Tax Documents available electronically only for a limited time. Currently, such period of time for most Tax Documents is from January 31st or February 15th, as applicable, of the relevant year until October 15 of such year. Certain Tax Documents may be available electronically for a longer time. Certain Tax Documents that are provided electronically may have to be printed out and attached to a federal, state or local income tax return.

	f. If you need to update any information relevant to electronic delivery of Tax Documents, you may do so, as provided herein. g. We will notify you when each Tax Document is available by mail or electronically. We will notify you if any Tax Document cannot be delivered electronically. h. A description of the hardware, software and operating system required to access, print, and retain Tax Documents are set forth herein.
4. Hardware, Software, and Operating Systems Requirements	In order to access, view and retain electronic Communications, you must have an active email address and have access to the following: 1. a Current Version of Microsoft Internet Explorer, Google Chrome, Mozilla Firefox or Apple Safari, 2. a connection to the Internet, 3. a Current Version of a program that accurately reads and displays PDF files, and 4. a computer and an operating system capable of supporting all of the above. You will also need a printer if you wish to print out and retain records on paper, and electronic storage if you wish to retain records in electronic form. In some cases, you may also need a specific brand or type of device that can support a particular software application, including an application intended for particular mobile or handheld devices using a Current Version of Apple iOS® or Android™. From time to time, we may offer services or features that require that your Internet browser be configured in a particular way, such as permitting the use of JavaScript or cookies. If we detect that your Internet browser is not properly configured, we will provide you with a notice and advice on how to update your configuration. We reserve the right to discontinue support of a Current Version of software if, in our sole opinion, it suffers from a security flaw or other flaw that makes it unsuitable for use. If our hardware or software requirements change, and that change would create a material risk that you would not be able to access or retain electronic Communications, we will give you notice of the revised hardware or software requirements. Continuing to use this service after receiving notice of the change is reaffirmation of your consent.

5. Change in E-Mail Address or Mobile Phone Number	You represent that any e-mail address and/or mobile number(s) you provide to us belongs to you or to a person who has the authority to act for the applicable account, product or service with us, or, where relevant, to make transactions against such account, product or service. It is important that you keep us informed of your correct e-mail address and mobile number(s). To let us know of a change in your e-mail address and/or mobile number(s) where we should send Communications electronically to you, send an e-mail message to us at eSignatures@firstrepublic.com and in the body of your request state: your previous e-mail address and/or mobile number(s), as appropriate, and your new e-mail address and mobile number(s). We may request additional information from you to verify your identity before changing your e-mail address and/or mobile number(s) we have on record.
6. Getting Paper Copies	You may request a paper copy of any electronic Communication we sent you. You may receive a paper copy of any Communication at no charge if your request is made within a reasonable time after we first provided the Communication to you. You acknowledge that we may charge a reasonable service fee, with prior notice to you, for the delivery of paper copies of Communications made outside of this period. To request a paper copy of any electronic Communication we previously provided to you, please email us at eSignatures@firstrepublic.com. In the body of the request, please provide us with (a) your Authorized E-Mail Address, (b) your full name, (c) US Postal address, (d) mobile number, and (e) which Communications you wish us to send to you. Requesting a paper copy of any Communication will not be treated as a withdrawal of your consent to this E-Consent.
7. Withdrawing Your Consent	You may withdraw your consent to receive electronic Communications at any time, and receive paper Communications instead. To inform us that you no longer wish to receive Communications electronically, please email at eSignatures@firstrepublic.com. In the body of the email, please provide us with (a) your Authorized E-Mail Address you had provided us, (b) your full name, (c) US Postal Address, (d) mobile number, and (e) the account numbers you wish to be covered by your withdrawal.
8. Consequences of Withdrawing Your Consent	If you elect to receive required Communications only in paper format, it may delay your transaction because of the time required to transmit paper between you and First Republic. Additionally, depending on the nature of the account, product or service we provide you, you may lose a discount or incur service fees, or the withdrawal may result in a

	termination or conversion of "digital only" accounts and services into a different or related account or service. Please refer to your account documents, or other related document from us, for additional information. Any withdrawal of your consent to receive Communications electronically will be effective only after we have a reasonable period of time to process your withdrawal. Your withdrawal does not apply to any Communication that was provided or executed electronically before the date on which your withdrawal of consent takes effect.
9. Indemnity	You agree to indemnify and hold us harmless from and against all claims, demands, proceedings, suits and actions and all liabilities, losses, expenses and costs, including attorneys' fees and expenses, resulting from your failure to comply with the terms of this E-Consent, including without limitation, your failure to keep First Republic informed of your correct e-mail address.
10. Termination/ Changes	We reserve the right, in our sole discretion, to discontinue providing you with electronic Communications, or to terminate or change the terms and conditions of this E-Consent. This may include amending, adding to, or eliminating provisions of this E-Consent. We will provide you with notice of any such termination or change, as required by law.
11. Acknowledging Your Consent to this E-Consent	By consenting to this E-Consent, you are confirming to us that: a. You have read, understand and agree to be bound by, and electronically signing, the terms and conditions contained in this E-Consent; b. You consent to receive Communications electronically and execute Communications using electronic signatures and records; c. You are able to download and review files in HTML and PDF format, and you have Internet access and can send and receive e-mails with links to websites; d. Your consent to receive Communications electronically and to use electronic records and signatures does not automatically expire and is not limited as to duration; e. You are authorized to provide consent on behalf of all co-applicants for, and co-owners of, any of your accounts with First Republic;

	f. Communications contain important information and you agree to review all Communications in a timely manner; and g. First Republic and its agents will not be liable for any loss, liability, cost, expense, or claim for acting upon this E-Consent or arising from your use of the accounts, products or services provided pursuant to this E-Consent.

We recommend that you print, download or otherwise retain a copy of this E-Consent for your future reference.